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Exhibit 8.1

[LETTERHEAD OF CRAVATH, SWAINE & MOORE]

NASPERS LIMITED
40 Heerengracht
Cape Town, 8001
South Africa

        November 1, 2002

Ladies and Gentlemen:

        Reference is made to the registration statement on Form F-4 (the "Registration Statement") of Naspers Limited, a South African public limited liability company, relating to the proposed merger of MIH Limited with MIH (BVI) Limited (the "Merger").

        The matters discussed under the caption "Taxation—United States Tax Considerations" in the Registration Statement, to the extent they purport to relate to matters of United States Federal income tax law, and subject to the limitations and conditions set forth therein, represent our opinion.

        We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm name therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore

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  Exhibit 8.1
Opinion of Cravath, Swaine & Moore regarding U.S. Federal income tax consequences of the merger.